Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
     We hereby consent to the use of our reports dated April 29, 2010 and April 30, 2010 regarding Torch Energy Royalty Trust interest for the year ended December 31, 2009 and to reference to our firm included in this Form 10-K.

NETHERLAND, SEWELL AND ASSOCIATES, INC.
By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas
August 13, 2010